Exhibit 10.8

KNOWLES CORPORATION

DATE:

TO:

FROM:

SUBJ: Restricted Stock Unit Award

Here are the details for your restricted stock unit award.

Number of Restricted Stock Units –

Date of Grant –

Restricted Period –

Your restricted stock unit award is subject to all the terms and provisions of the Knowles Corporation 2014 Equity and Cash Incentive Plan (“Plan”), which terms and provisions are expressly incorporated into and made a part of the award as if set forth in full herein. A copy of the Plan is included with this award agreement.

In addition, subject to the forfeiture provisions of the Plan, your restricted stock unit award is subject to the following:

1. Restricted Stock Units are a bookkeeping entry on the books Knowles. No shares of Common Stock of Knowles shall be issued to you in respect of the Restricted Stock Unit Award until the Restrictions have lapsed at the end of a Restricted Period. Within 30 days following the end of the Restricted Period, Knowles shall issue shares of Common Stock in your name in certificate or book entry form equal to the number of Restricted Stock Units that have vested during the Restricted Period. In the event that your employment shall terminate prior to your vesting in the Restricted Stock Units, the Restricted Stock Units shall be forfeited.

2. You shall vest in the Restricted Stock Unit Award, and all Restrictions thereon shall lapse, with respect to              of your Restricted Stock Units on the [first] anniversary of the date of grant hereunder and with respect to an additional              of the Restricted Stock Units on each of the [second and third] anniversary of the date of grant, subject to the forfeiture provisions of the Plan. You must be an active employee of Knowles or an affiliate at the end of the Restricted Period in order for your Restricted Shares to vest, with certain exceptions as provided in the Plan.

3. During the Restricted Period you shall not have any rights of a stockholder or the right to receive any dividends declared and other distributions paid with respect to the Restricted Stock Units. On the 30th day after the end of the Restricted Period, provided that the Restricted Stock Units have vested, you shall be paid all dividends declared and other distributions paid with respect to your Restricted Stock Units during the Restricted Period. In the event that you shall vest in the Restricted Stock Units prior to the end of the Restricted Period as provided in the Plan, dividends declared and other distributions paid during the Restricted Period shall be paid to you 30 days after the date of vesting. You do not have any voting rights with respect to Restricted Stock Units.

4. The Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered and shall not be subject to execution, attachment, garnishment or other similar legal process. Upon any attempt to sell, transfer, assign, pledge, or otherwise encumber or dispose of the Restricted Stock Units contrary to the provisions hereof or of the Plan, the Restricted Stock Units shall immediately be forfeited to Knowles.

5. By accepting this award, you consent to the transfer of any information relating to your participation in the Plan to Knowles and its affiliates.

6. Knowles and your employer reserve the right to amend, modify, or terminate the Plan at any time in their discretion without notice.

7. As a condition of receiving your Restricted Stock Unit Award, you agree to be bound by the terms and conditions of the Knowles Corporation Anti-hedging and Anti-pledging Policy as in effect from time to time. The Anti-hedging and Anti-pledging Policy prohibits hedging or pledging any Knowles equity securities held by you or certain designees, whether such Knowles securities are, or have been, acquired under the Plan, another compensation plan sponsored by Knowles, or otherwise. Please review the Anti-hedging and Anti-pledging Policy to make sure that you are in compliance. You may obtain a copy of the current version of the Anti-hedging and Anti-pledging Policy by contacting                      at             .

Please acknowledge receipt of a copy of the Plan and your agreement to the terms and conditions set forth herein and therein by signing and returning one copy of this award agreement. This award agreement shall only become effective upon receipt by Knowles of your signed copy of this agreement.

I hereby acknowledge and agree that I have reviewed the Plan and this agreement and agree to the terms and conditions set forth herein and therein.

Employee	Vice President

Date

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